Exhibit 99.1

Summit Therapeutics Inc.

(‘We,’ ‘Summit,’ or the ‘Company’)

Summit Therapeutics Announces Closing of $75 Million Rights Offering

Cambridge, MA, May 12, 2021 - Summit Therapeutics Inc. (NASDAQ: SMMT) announced today the successful closing of its fully subscribed rights offering and the associated results.

The rights offering resulted in the sale of 14,312,976 shares of the Company’s common stock, par value $0.01 (the “Shares,” and each, a “Share”) at a price of $5.24 per Share. The Company received aggregate gross proceeds from the rights offering of $75 million, expenses associated with the offering were approximately $200,000, yielding Summit net proceeds of $74.8 million! After giving effect to the new share issuance, Summit has 97,244,567 shares of common stock issued and outstanding.

Of note, Mr. Duggan, CEO and Executive Chairman, and Dr Zanganeh, COO acquired available shares in the offering.

Mr. Duggan stated, “We chose to raise capital through a rights offering in order to provide all stockholders with the opportunity and the flexibility to participate according to their prorata share ownership in Summit. I truly appreciate each stockholder who chose to participate for the confidence that you placed in Team Summit. This funding allows us to continue on our important journey to provide patient- and physician-friendly solutions to serious unmet human health care medical needs.

A prospectus supplement relating to the offering was filed with the US Securities and Exchange Commission (the “SEC”) on April 21, 2021 and is available on the SEC’s website. Subscription rights that were not exercised by 5:00 pm Eastern Daylight Time on May 10, 2021, have expired.

Contact Summit Investor Relations:

Dave Gancarz

Vice President, Investor Relations & Corporate Strategy

david.gancarz@summitplc.com

General Inquiries:

investors@summitplc.com

Rights Offering Information and Subscription Agent:

Broadridge Corporate Issuer Solutions, Inc.

+1 855 793 5068

shareholder@broadridge.com

Summit Forward-looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s operations and clinical trials and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.